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                                 EXHIBIT 20.1
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                   TOYOTA AUTO RECEIVABLES 2000-B OWNER TRUST,


                  TOYOTA MOTOR CREDIT RECEIVABLES CORPORATION,


                                       AND


                         TOYOTA MOTOR CREDIT CORPORATION



                   TOYOTA AUTO RECEIVABLES 2000-B OWNER TRUST






                           INSTRUMENT OF AMENDMENT OF
                          SALE AND SERVICING AGREEMENT











                           Dated as of March 31, 2001



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                   TOYOTA AUTO RECEIVABLES 2000-B OWNER TRUST

                           INSTRUMENT OF AMENDMENT OF

                          SALE AND SERVICING AGREEMENT



                  THIS INSTRUMENT OF AMENDMENT, dated as of March 31, 2001 (the "Amendment"), among Toyota Auto Receivables 2000-B Owner Trust ("Owner Trust"), in its capacity as issuer (the "Issuer"), Toyota Motor Credit Receivables Corporation ("TMCRC"), in its capacity as seller (the "Seller"), and Toyota Motor Credit Corporation ("TMCC"), in its capacity as Servicer (the "Servicer"), is made with respect to amending the Sale and Servicing Agreement, dated as of September 1, 2000, among Owner Trust, TMCRC and TMCC.


                                    RECITALS

                  WHEREAS, TMCC has changed the date of its fiscal year end from September 30 to March 31, and desires to cause the fiscal year end dates for its subsidiaries (including TMCRC) and for each securitization trust formed thereby to be changed so as to remain consistent with that of TMCC; and

                  WHEREAS, the parties hereto wish to enter into this Amendment in order to amend and supplement certain provisions of the Sale and Servicing Agreement to effect such change and to modify the dates on which the Servicer is required to deliver certain certificates and reports as to which such change is relevant;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:


          SECTION 1. DEFINITIONS. For all purposes of this Amendment, unless otherwise defined herein, all capitalized terms used herein shall have the meanings attributed to them in the Sales and Servicing Agreement and the Indenture.

          SECTION 2. AMENDMENT TO SECTION 4.11(a). Section 4.11(a) is amended to read as follows:

                  "Within 120 days after March 31 of each calendar year (commencing with the fiscal year ended March 31, 2001), the Servicer shall deliver an Officer's Certificate to the Owner Trustee and the Indenture Trustee to the effect that a review of the activities of the Servicer during the prior fiscal year (or since the Closing Date in the case of the first such Officer's Certificate) has been made under the supervision of the officer executing such Officer's Certificate with a view to determining whether during such period the Servicer has performed and observed all of its obligations under this Agreement, and either (i) stating that, to the best of


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his or her knowledge, no default by the Servicer under this Agreement has occurred and is continuing, or (ii) if such a default has occurred and is continuing, specifying such default and the nature and status thereof."

         SECTION 3. AMENDMENT TO SECTION 4.12. The first sentence of the first paragraph of Section 4.12 is amended to read as follows:

                  "ANNUAL ACCOUNTANTS' REPORT. Within 120 days after March 31 of each fiscal year for the Servicer (commencing with the year ended March 31, 2001), the Servicer shall deliver to the Owner Trustee and the Indenture Trustee a report prepared by the Independent Accountants of the Servicer concerning their review of the activities of the Servicer during the preceding 12-month period ended March 31 (or other applicable period in the case of the first such report or letter) to the effect that such accountants have reviewed certain records and documents relating to the servicing of the Receivables under this Agreement (using procedures specified in such report or letter) and as a result of such review, and in connection with such procedures, they are reporting such exceptions, if any, as shall be set forth therein. Such report or letter shall also indicate that the firm is independent with respect to the Seller and the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants."


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers, thereunto duly authorized and duly attested, all as of the day and year first above written.

                                   TOYOTA AUTO RECEIVABLES 2000-B OWNER
                                        TRUST, as Issuer


                                   By:  U.S. Bank National Association, not
                                        in its individual capacity but solely as
                                        Owner Trustee on behalf of the Issuer


                                   By:  /s/ MELISSA A. ROSAL
                                        -----------------------------------
                                        Name:  Melissa A. Rosal
                                        Title: Vice President


                                   TOYOTA MOTOR CREDIT RECEIVABLES
                                       CORPORATION, as Seller


                                   By: /s/ LLOYD MISTELE
                                       ------------------------------------
                                       Name:   Lloyd Mistele
                                       Title:  President


                                   TOYOTA MOTOR CREDIT CORPORATION, as
                                       Servicer


                                   By: /s/ GEORGE E. BORST
                                       ------------------------------------
                                       Name:   George E. Borst
                                       Title:  President and Chief
                                               Executive Officer


ACKNOWLEDGED AND ACCEPTED AS OF
THE DAY AND YEAR FIRST ABOVE WRITTEN:

U.S. Bank National Association, not in its individual capacity but solely as Indenture Trustee

By: /s/ MELISSA A. ROSAL
    ------------------------------------
    Name:  Melissa A. Rosal
    Title: Vice President






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